Exhibit 10.36


                 CONSOLIDATED FREIGHTWAYS, INC.

                      RETURN-ON-EQUITY PLAN
                 CONSOLIDATED FREIGHTWAYS, INC.
                      RETURN-ON-EQUITY PLAN

                        TABLE OF CONTENTS

Article I   Purpose; Effective Date; Administration
       1.1  Purpose
       1.2  Effective Date
       1.3  Administration

Article II  Award Cycles; Eligibility; Vesting                1
       2.1  Award Cycles                                      1
       2.2  Eligibility                                       1
       2.3  ROE Units                                         1
       2.4  Initial Value
       2.5  End Value                                         2
       2.6  Vesting                                           2
       2.7  Change in Control
       2.8  Dividends                                         3

Article III Awards
       3.1  Equity Increase
       3.2  Award Amount
       3.3  Payment of Award
       3.4  Amount and Form of Deferred  Payment              5
       3.5  Interest on Deferred Amounts                      5
       3.6  Payment to Beneficiary                            5
       3.7  Withdrawal of Deferred Amounts                    6

Article IV  Amendment; Termination                            6
       4.1  Amendment                                         6
       4.2  Termination                                       7

Article  V  Claims Procedure                                  7
       5.1  Submission of Claims                              7
       5.2  Initial Denial                                    7
       5.3  Review of Denied Claim                            7
       5.4  Decision on Review                                8

Article VI  General  Provisions                               8
       6.1  Attorneys Fees                                    8
       6.2  Applicable Law                                    8
       6.3  Notice                                            8
       6.4  No Assignment or Alienation                       8
       6.5  Tax Withholding                                   9
       6.6  Payment to Impaired Person                        9



                 CONSOLIDATED FREIGHTWAYS, INC.

                      RETURN-ON-EQUITY PLAN

                     INDEX OF DEFINED TERMS


Term                                       Section                 Page

Affiliate                                    2.2                     1
Annual Percentage Increase                   3.2                     4
Award Cycle                                  2.1                     1

Beneficiary                                  3.6                     5

Change in Control                            2.7
Committee                                    1.3

Dividends                                    2.8                     3

End Value                                    2.5                     2
Equity Increase                              3.1                     4

Initial Value                                2.4

Participant                                  2.2                     1
Payout Factor                                3.2

ROE Units                                    2.3

Termination of Employment                    3.3

Unforeseeable Financial Emergency            3.7

                 CONSOLIDATED FREIGHTWAYS, INC.

                      RETURN-ON-EQUITY PLAN



                            Article I

             Purpose; Effective Date; Administration

     1.1 Purpose

         The purpose of the Plan is to provide eligible employees
of   Consolidated  Freightways,  Inc.  (the Company)  and  its
affiliates with long term compensation that is dependent on Company financial performance and thereby provide them with an incentive to maximize such performance.

     1.2 Effective Date

         The Plan shall be effective January 1, 1996.

     1.3 Administration

          The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall interpret the Plan and determine the amount, time and form of award payments based on such interpretations. Any decision by the Committee within its authority shall be final and binding on all parties.

                           Article II

               Award Cycles; Eligibility; Vesting

     2.1 Award Cycles

          "Award  Cycle"  means  a period  of  three  consecutive
calendar  years.   Each Award Cycle shall be  identified  by  its
first calendar year.

     2.2 Eligibility

          The Committee shall designate the employees eligible to participate in an Award Cycle, a list of which shall be attached as a schedule to the Plan. "Participant" means an employee of the Company or one of its Affiliates who is eligible to participate as designated by the Committee. Affiliate means a corporation or other entity that is designated as such by the Committee. The Participants in the 1996 Award Cycle are listed on the attached Schedule A.

     2.3 ROE Units

          "ROE Units" means, for any Award Cycle, the units granted to Participants for purposes of measuring awards payable under the Plan for that Award Cycle. Each Participant in the 1996 Award Cycle is granted the number of ROE Units set out on Schedule A opposite the Participant's name. Each Participant in subsequent Award Cycles shall be granted a number of ROE Units fixed by the Committee.

     2.4 Initial Value

         "Initial Value" means the book value per common share of the Company as of the December 31 preceding the first day of the Award Cycle, as reported in the Company's Monthly Financial Review financial statements for that date. If an event described in (a) or (b) below occurs during an Award Cycle, the Committee shall make an appropriate adjustment to the Initial Value for that Award Cycle so the result produced by the formula effectuates the purpose of the Plan.

               (a) The Company engages in a merger, spinoff, or other transaction that alters the equity value per share of the Company's common stock.

               (b) The Company has a recapitalization that changes the number of shares of its common stock outstanding, such as a stock split, a stock combination, a dividend or other distribution of additional common stock, conversion of convertible preferred stock into common, or a stock buy-back.


     2.5  End Value

         "End Value" means the book value per common share of the Company on December 31 at the end of the Award Cycle, as reported in the Company's Monthly Financial Review; provided, however, if a Participant becomes vested earlier than the last day of the Award Cycle, because of the occurrence of one of the events set out in 2.6(a) through (d) below, the End Value shall be the book value per common share on the last day of the month in which the aforesaid event occurred, as reported in the Company's Monthly Financial Review.

     2.6 Vesting

          A Participant shall become vested in the rights related to the ROE units granted to the Participant for an Award Cycle if the Participant is continuously employed by one or more of the Company and its Affiliates throughout the entire Award Cycle or until the occurrence of one of the events described in (a) through (d) below. A Participant who departs from such employment before the last day of an Award Cycle shall forfeit all rights related to the ROE Units granted to the Participant for that Award Cycle unless the departure coincides with one of the following (in which case the Participant's ROE Units shall vest):

              (a)  The Participant's death.

                (b)   The  Participant's  disability  as
         defined in the Company's Extended Sick Pay Plan or a successor to that plan.

               (c)   The Participant's early, normal  or
         deferred retirement under the Company's tax qualified Retirement Plan.

               (d)   The  Participant's  Termination  of
         Employment within 24 months after a Change in Control of the Company.

     2.7 Change in Control

          A "Change in Control" shall have occurred upon any of the following:

               (a)   The Company ceases to be a publicly
         owned corporation having its outstanding common stock listed on a nationally recognized stock exchange or traded over the counter.

              (b)  More than 25 percent of the Company's
         outstanding common stock, or the equivalent  in
         voting  power  of  any  class  or  classes   of
         outstanding    securities   of   the    Company
         ordinarily entitled to vote in the election  of
         directors,  shall  be  beneficially   held   or
         acquired by any corporation or person or by any group of persons acting in concert as described in Section 14(d)(2) of the Securities Exchange
         Act of 1934.

               (c)  During any period of two consecutive
         years, individuals who at the beginning of such
         period constitute the Board of Directors of the
         Company  cease for any reason to  constitute  a
         majority  thereof,  unless  the  election,   or
         nomination  for  election,  by  the   Company's
         shareholders of each new director was approved by a vote of a majority of the directors then still in office who were directors at the beginning of such period.

     2.8 Dividends

         "Dividends" means, for any Award Cycle, the total of all distributions for each share of the Company's common stock during that Award Cycle.

                           Article III

                             Awards

     3.1 Equity Increase

         "Equity Increase" means the increase in the equity value per common share of the Company's stock during each Award Cycle plus Dividends for that Award Cycle, determined pursuant to the following formula: Equity Increase (EI) equals the End Value
(EV) minus the Initial Value (IV) plus Dividends (D).  Namely . .
 .

                       EI = (EV - IV) + D

     3.2 Award Amount

          A Participant shall receive an award amount under this Plan for each Award Cycle equal to the Participant's ROE Units for that Award Cycle that have become vested in accordance with
2.6 times the Equity Increase (EI) times the Payout Factor (PF):

                   Award= ROE Units x EI x PF

"Payout  Factor"  (PF) means a percentage  based  on  the  Annual
Percentage  Increase  for  the Award Cycle.   Annual  Percentage
Increase" (API) means the annual percentage rate of increase that, when applied to the Initial Value with annual compounding, produces the Equity Increase. The Payout Factor shall be determined by the Committee for different rates of the API.

     3.3 Payment of Award

         The Company shall pay a Participant's award for an Award Cycle to the Participant in a lump sum of cash within 60 days after the End Value is determined, except as follows. Any Participant may elect to defer payment of the award for any Award Cycle. Payment of the deferred award shall be made or shall commence upon the Participant's Termination of Employment, based upon the Participant's election. Such election shall apply only to the Award Cycle for which it is made. "Termination of Employment" occurs on the first date on which the Participant is no longer employed by the Company or an Affiliate, regardless of the reason employment ceases. An election to defer payment shall be effective if made in writing on a form furnished by the Committee for that purpose and returned to the Committee no later than the following dates:

               (a)   For  the 1996 Award Cycle, February
                     29, 1996.

               (b)  For later Award Cycles, the December
                    31 preceding the first day of the Award Cycle.

     3.4 Amount and Form of Deferred Payment

          In the election to defer payment the Participant shall choose between payment in a lump sum or in approximately equal quarterly installments over 5, 10, 15 or 20 years. A lump sum shall be paid within 60 days after the Termination of Employment. Installment payments shall be paid commencing with the first day of the second calendar quarter after the Termination of Employment and continuing on the first day of each subsequent calendar quarter until the period of the installments is exhausted.

     3.5 Interest on Deferred Amounts

         If the Participant elects to defer payment, the deferred amount shall be credited with interest from the date on which payment would have been made if it had not been deferred. Interest shall accrue at a rate equal to the rate of return on the Moody's Seasoned Corporate Bond Rate (reset annually), or at such higher rate as the Committee shall determine in its sole discretion, and shall be compounded annually. Interest shall continue to be credited on the undistributed balance until the Participant's award is fully paid. The size of installments shall be based on an assumption made by the Committee as to the rate of future interest and may be adjusted by the Committee from time to time to reflect actual interest experience different from the assumption.

     3.6  Payment to Beneficiary

         In the event of a Participant's death, the award payable to the Participant for an Award Cycle shall be paid to the Participant's Beneficiary. "Beneficiary" means the person or persons designated by Participant under this Plan, or if no person is specifically designated, as determined for the Participant under the beneficiary designation provisions of the Company's Executive Deferral Plan. If no designation is made under either Plan, then the award shall be paid to the Participant's estate. Payment to the Beneficiary shall be made at the same time and in the same form as payment would have been made to the Participant, except as follows:

               (a)   If death occurs and the Participant
         had  elected deferral with payment in quarterly
         installments, the Committee may,  in  its  sole
         discretion, choose to make immediate payment to
         the   Beneficiary  in  a  lump  sum.   If   the
         Committee does not so choose, payment shall  be
         made to the Beneficiary in accordance with  the
         installment    schedule    elected    by    the
         Participant.

               (b) If (a) does not apply, payment to the Beneficiary shall be made within 60 days after the later of the date the End Value for the Award Cycle is determined or the date of death.

     3.7 Withdrawal of Deferred Amounts

         If a Participant who has elected to defer payment of the award for an Award Cycle has an Unforeseeable Financial Emergency, the Participant may withdraw part or all of the
Participant's award after the end of the Award Cycle. The existence of an Unforeseeable Financial Emergency shall be determined by the Committee upon application by the Participant. "Unforeseeable Financial Emergency" means a severe financial hardship of the Participant resulting from:

               (a)   A sudden and unexpected illness  or
         accident of the Participant or a dependent of the Participant.

                (b)      A  loss  of  the  Participant's
         property due to casualty.

                (c)   Such   other   extraordinary   and
         unforeseeable circumstances arising as a result
         of   events   beyond   the   control   of   the
         Participant.

                           Article IV

                     Amendment; Termination

     4.1  Amendment

                    The Committee may amend the Plan  at
         any time by notice to the Participants, except as follows:

               (a)   No amendment shall reduce the award
         determined for an Award Cycle that has ended before the date of the amendment.

               (b)   No amendment shall reduce the award
         for an Award Cycle that is in progress below the amount determined under the formula in 3.2 with the End Value based on the book value per common share of the Company as of the date of the amendment.

              (c)  No amendment shall reduce the rate of
         interest credited on deferral amounts after the deadline for a Participant's election to defer.

     4.2 Termination

          The Committee may terminate the Plan at any time. The award for Award Cycles in progress shall be determined under the formula in 3.2 replacing End Value with the per share equity value of the Company's common stock as of the date of termination. Upon termination of the Plan, the award of each
Participant shall be paid to the Participant or to a deceased Participant's Beneficiary as soon as practicable after the termination. If the date of payment upon Plan termination is after the date the Participant would have received payment in the absence of deferral, interest shall be included for the period between such dates.

                            Article V

                        Claims Procedure

     5.1  Submission of Claims

           Any   person  claiming  an  award  or  requesting   an
interpretation, ruling or information under the Plan shall present the request in writing to the Committee, which shall respond in writing.

     5.2  Initial Denial

         If the claim or request is denied, notice of the initial denial shall normally be given within 90 days of receipt of the claim or request. If special circumstances require an extension of time, the claimant shall be so notified and time limit shall be 180 days. The written notice of denial shall state the following:

               (a)   The  reasons for the  denial,  with
         specific reference to the Plan provisions on which the denial is based.

               (b)   A  description  of  any  additional
         materials  or  information  required   and   an
         explanation of why it is necessary.




     5.3  Review of Denied Claim

          Any person whose claim or request is denied or who has not received a response within the time period described in 5.2 may request review by notice to the Committee. The original decision shall be reviewed by the Committee, which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

5.4  Decision on Review

          The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

                           Article VI

                       General Provisions

     6.1  Attorneys Fees

          If suit or action is instituted to enforce any rights under this Plan, the prevailing party may recover from the other party reasonable attorneys' fees at trial and on any appeal.

     6.2 Applicable Law

          This Plan shall be governed by and construed in accordance with the laws of the State of California, except as preempted by federal law.

     6.3  Notice

         Any notice under this Plan shall be in writing and shall be effective when actually delivered or, if mailed, when deposited as first class mail postage prepaid. Mail to the Company shall be directed to 3240 Hillview Avenue, Palo Alto, CA 94304, or to such other address as the Company may specify by notice to all Participants. Mailed notices to a Participant shall be directed to the Participant's last known home address shown in the Company's records. Notices to the Committee shall be sent to the Company's address.


     6.4  No Assignment or Alienation

          The rights of a Participant or Beneficiary under this Plan are personal. No interest of a Participant or Beneficiary may be directly or indirectly assigned, transferred, or encumbered. A Participant's or Beneficiary's rights to awards payable under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance. Such rights shall not be subject to the debts, contracts, liabilities, engagements or torts of the Participant of Beneficiary.

     6.5 Tax Withholding

          The Company shall make any required withholding of income taxes and of the employee's share of FICA and any other applicable payroll taxes from payments made under this Plan. If such withholding is required before the date of payment of amounts deferred under this Plan, the Company shall pay the required amount and withhold it from other compensation payable to the Participant.

     6.6  Payment to Impaired Person

          The Committee may decide that because of the mental or physical condition of a person entitled to payments, or because of other relevant factors, it is in the best interest to make payments to others for the benefit of the person entitled to payment. In that event, the Committee may in its discretion direct that payments be made to any of the following:

               (a)  To a parent or spouse or a child  of
                    legal age.
               (b)  To a legal guardian.
               (c)  To  one  furnishing  maintenance,
                    support, or hospitalization.


                           CONSOLIDATED FREIGHTWAYS, INC.



                           By: /s/Eberhard G. H. Schmoller
                           Name: Eberhard G.H. Schmoller
                           Title: Senior Vice President - General
                           Counsel

                            Executed: March 4, 1996